EXHIBIT 10.14

SUPPLEMENT TO
STANDARD FORM OF AGREEMENT
BETWEEN OWNER AND ENGINEER
FOR
PROFESSIONAL SERVICES

This AGREEMENT between Tennessee Valley Agri-Energy, LLC hereinafter called OWNER, and ANTIOCH International, Inc., hereafter called ENGINEER, for Professional Services dated 11-2-06 is hereby amended to include the following:

The work of Phase 1 – Study & Report is amended to include feasible track concepts for the new Black Eagle, AL, site for Norfolk Southern approval.

TIME FOR RENDERING SERVICES:  The Work shall commence immediately and be completed within 30 days of OWNER’S SIGNED AUTHORIZATION TO PROCEED.  Unless otherwise specified, completion of the Work shall include developing feasible track concepts for your consideration.  The culmination of Phase 1 work is the selection of the preferred alternate.  The produce of Phase 1 work will be sufficient to obtain conceptual approval from Norfolk Southern.

CONTRACT PRICE:  The Price to be paid by OWNER to ENGINEER shall be at hourly rates and reimbursable expenses not to exceed $3,500.00 without OWNER’S approval

The attachments and exhibits which are a part of the original Agreement will apply.

By signing this Agreement, OWNER acknowledges that it has read and fully understands this AGREEMENT.  OWNER further agrees to pay ENGINEER for services described herein upon receipt of invoice.

IN WITNESS WHEREOF, the parties hereto have made and executed this AGREEMENT.

OWNER		ENGINEER

TENNESSEE VALLEY AGRI-ENERGY, LLC		ANTIOCH International, Inc.

BY:	/s/ Bartt McCormack	BY:	/s/ William J. Jones
Authorized Representative			Authorized Representative

TITLE:	President/Chairman	TITLE:	President

EFFECTIVE DATE:	6/14/2007	DATE:	6/11/2007

ADDRESS: 540 Little Dry Creek Road Pulaski, TN 38478 Telephone: 931-424-0653 OWNER’S Contact: Bartt McCormack		ADDRESS: 2540 South 221st Circle Elkhorn, NE 68022 Telephone: 402-289-2217 ENGINEER’S Contact: William J. Jones Job No.: 03-025

PLEASE SIGN AND RETURN ONE ORIGINAL TO ENGINEER